Exhibit 99.1

Harvard Bioscience Announces Third Quarter 2023 Financial Results

•	Q3 Revenues of $25.4 million
•	Q3 Gross Margin of 58.1%
•	Q3 GAAP operating loss of $0.9 million, adjusted operating income $1.8 million
•	Continued strong operating cash flow drove debt reduction of $8.3 million through Q3

HOLLISTON, Mass., November 7, 2023 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the third quarter ended September 30, 2023.

Jim Green, Chairman and CEO said, “Overall, I’m encouraged to see solid year-over-year third quarter revenue growth in North America in a quarter that had significant headwinds in Asia. Third quarter revenues also included a net reduction of $1.3 million from discontinued products compared to the third quarter of last year. Our improved portfolio is driving significant gross margin expansion.”

Green continued, “We remain focused on growth through new product innovations and expanding our reach to CRO, pharma and biotech customers into industrial applications. We will be showcasing our latest innovations at next week’s Society for Neurology Conference.”

Financial Results Summary	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions except per share data)	2023	2022	2023	2022
Revenues	$25.4	$26.9	$84.1	$84.9
Gross Margin	58.1%	45.2%	59.2%	53.0%
Operating (Loss) Income (GAAP)	$(0.9)	$(3.8)	$1.6	$(6.5)
Adjusted Operating Income	$1.8	$0.7	$9.8	$6.1
Net Loss (GAAP)	$(1.2)	$(3.4)	$(1.6)	$(7.9)
Diluted Loss Per Share (GAAP)	$(0.03)	$(0.08)	$(0.04)	$(0.19)
Diluted Adjusted Earnings (Loss) Per Share	$0.01	$(0.01)	$0.11	$0.08
Adjusted EBITDA	$2.2	$1.0	$10.9	$7.1
Adjusted EBITDA Margin	8.9%	3.9%	13.0%	8.4%
Cash Flow provided by (used in) Operations	$4.4	$0.6	$9.7	$(1.5)
Debt, including unamortized deferred financing costs	$38.7	$49.3	$38.7	$49.3
Net Debt (non-GAAP)	$34.0	$45.0	$34.0	$45.0

Third Quarter 2023 Highlights

For the third quarter of fiscal 2023, the Company reported revenues of $25.4 million, a decline of 6% compared to $26.9 million in the third quarter of fiscal 2022 including a net reduction of $1.3 million from discontinued products from the third quarter of last year. Gross margin for the three months ended September 30, 2023 was 58.1% compared with 45.2% in the comparable quarter of the prior year. Gross margins in the third quarter of the prior year included the impact of a $1.3 million inventory charge related to the discontinued products.

Net loss for the third quarter of 2023 was ($1.2) million and included the favorable impact of a $1.2 million mark-to-market adjustment of marketable securities. This compares to net loss of ($3.4) million in the third quarter of 2022, which included the aforementioned inventory charges. Adjusted EBITDA for the third quarter of 2023 was $2.2 million, compared to adjusted EBITDA of $1.0 million in the third quarter of 2022.

Cash provided by operations for the third quarter of 2023 was $4.4 million compared to $0.6 million in the same period last year. Debt was reduced by $2.8 million, and net debt was reduced by $3.8 million during the third quarter of 2023.

Nine Months ended September 30, 2023 Highlights

For the nine months ended September 30, 2023, revenues were $84.1 million, compared to $84.9 million in the same period a year ago. Revenues for the nine months ended September 30, 2023 include a net reduction of $4.1 million from discontinued products compared to the same period last year. Gross margin for the nine months ended September 30, 2023 was 59.2% compared with 53.0% in the comparable period of the prior year.

Net loss for the nine months ended September 30, 2023 was ($1.6) million, including an unfavorable $0.4 million mark-to-market reduction of marketable securities, compared to a net loss of ($7.9) million for the comparable period of 2022. Adjusted EBITDA for the nine months ended September 30, 2023 was $10.9 million, compared to adjusted EBITDA of $7.1 million for the comparable period of 2022.

Cash provided by operations was $9.7 million during the nine months ended September 30, 2023 compared to $1.5 million cash used in operations in the same period last year. Debt was reduced by $8.3 million, and net debt was reduced by $9.1 million during the nine months ended September 30, 2023.

2023 Updated Guidance

With consideration of the headwinds in Asia discussed above, we now expect our fiscal 2023 revenue to be approximately flat as compared to 2022. Expected 2023 revenue includes an approximately 5 percentage point headwind from discontinued products. For the year 2023, we continue to expect gross margins of approximately 60%. We now expect adjusted EBITDA margins in the 13% to 14% range. We remain on the path to reducing our net leverage ratio to approximately 2X by the end of this year.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins.

Analysts who want to join the call and ask a question must register here (https://register.vevent.com/register/BI6caa8f7af08a4f3a9dc31e44faac7cef). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who want to join the audio-only webcast should go to our events and presentations on the investor website here (https://investor.harvardbioscience.com/events-and-presentations).

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, foreign exchange adjusted revenue, net debt and net leverage ratio. We believe that this non- GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, litigation settlement, restructuring and other costs, unrealized gain/loss on equity securities, income taxes, and. the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included as exhibits below in this press release.

With respect to forward-looking measures, we provide an outlook for adjusted EBITDA margin and net leverage ratio. Many of the items that we exclude from these forward-looking measure calculations are less capable of being controlled or reliably predicted by management. These items could cause the forward-looking measures presented in our outlook statements to vary materially from our GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margins, earnings, cash and debt position, growth and the introduction of new products, and the strength of the Company’s market position and business model. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Harvard Bioscience, Inc.

Investor Relations investors@harvardbioscience.com

(508) 893-3120

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Revenues	$25,363	$26,922	$84,097	$84,908
Cost of revenues	10,636	14,750	34,351	39,922
Gross profit	14,727	12,172	49,746	44,986

Operating expenses:
Sales and marketing expenses	5,732	5,819	17,888	19,093
General and administrative expenses	5,807	6,324	17,494	18,630
Research and development expenses	2,760	2,763	8,614	9,480
Amortization of intangible assets	1,361	1,572	4,138	4,492
Litigation settlement	—	(544)	—	(233)
Total operating expenses	15,660	15,934	48,134	51,462

Operating (loss) income	(933)	(3,762)	1,612	(6,476)

Other income (expense):
Unrealized gain (loss) on equity securities	1,208	—	(373)	—
Interest expense	(882)	(749)	(2,797)	(1,648)
Other income (expense), net	45	(179)	105	(163)
Total other income (expense)	371	(928)	(3,065)	(1,811)
Loss before income taxes	(562)	(4,690)	(1,453)	(8,287)
Income tax expense (benefit)	677	(1,285)	144	(437)
Net loss	$(1,239)	$(3,405)	$(1,597)	$(7,850)

Loss per common share:
Basic and diluted	$(0.03)	$(0.08)	$(0.04)	$(0.19)

Weighted-average common shares:
Basic and diluted	42,688	41,637	42,345	41,353

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$5,340	$4,508
Accounts receivable, net	14,983	16,705
Inventories	25,818	26,439
Other current assets	4,345	3,472
Total current assets	50,486	51,124
Property, plant and equipment	3,358	3,366
Goodwill and other intangibles	73,317	77,274
Other long-term assets	12,574	13,596
Total assets	$139,735	$145,360

Liabilities and Stockholders' Equity
Current portion, long-term debt	$3,470	$3,811
Other current liabilities	20,735	19,438
Total current liabilities	24,205	23,249
Long-term debt, net	35,273	43,013
Other long-term liabilities	5,971	6,878
Stockholders’ equity	74,286	72,220
Total liabilities and stockholders’ equity	$139,735	$145,360

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net loss	$(1,239)	$(3,405)	$(1,597)	$(7,850)
Adjustments to operating cash flows	2,010	1,945	9,111	5,165
Changes in operating assets and liabilities	3,590	2,109	2,211	1,158
Net cash provided by (used in) operating activities	4,361	649	9,725	(1,527)

Cash flows from investing activities:
Additions to property, plant and equipment	(217)	(442)	(958)	(1,355)
Acquisition of intangible assets	(184)	—	(292)	—
Proceeds from sale of product line	—	—	512	—
Net cash used in investing activities	(401)	(442)	(738)	(1,355)

Cash flows from financing activities:
Borrowing from revolving line of credit	1,000	2,500	3,500	7,800
Repayment of revolving line of credit	(3,000)	(1,050)	(8,450)	(4,650)
Repayment of term debt	(750)	(750)	(3,341)	(2,436)
Proceeds from exercise of employee stock options and purchases	—	64	724	346
Taxes paid related to net share settlement of equity awards	—	(387)	(451)	(1,167)
Net cash used in (provided by) financing activities	(2,750)	377	(8,018)	(107)

Effect of exchange rate changes on cash	(211)	337	(137)	312
Increase (decrease) in cash and cash equivalents	999	921	832	(2,677)
Cash and cash equivalents at the beginning of period	4,341	4,223	4,508	7,821
Cash and cash equivalents at the end of period	$5,340	$5,144	$5,340	$5,144

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP operating (loss) income	$(933)	$(3,762)	$1,612	$(6,476)
Stock-based compensation	1,363	1,139	3,618	3,401
Acquired asset amortization	1,369	1,596	4,167	4,588
Restructuring & other	42	2,273	450	4,924
Settlement	-	(544)	-	(311)
Adjusted operating income	$1,841	$702	$9,847	$6,126

Operating margin	-3.7%	-14.0%	1.9%	-7.6%
Adjusted operating margin	7.3%	2.6%	11.7%	7.2%

GAAP net loss	$(1,239)	$(3,405)	$(1,597)	$(7,850)
Stock-based compensation	1,363	1,139	3,618	3,401
Acquired asset amortization	1,369	1,596	4,167	4,588
Restructuring & other	42	2,193	46	4,844
Settlement	-	(544)	-	(311)
Unrealized (gain) loss on equity securities	(1,208)	-	374	-
Income taxes	196	(1,244)	(1,919)	(1,409)
Adjusted net income (loss)	523	(265)	4,689	3,263
Depreciation	405	341	1,054	1,024
Interest and other expense, net	837	1,006	3,095	1,889
Adjusted income taxes (1)	481	(41)	2,063	972
Adjusted EBITDA	$2,246	$1,041	$10,901	$7,148

Adjusted EBITDA margin	8.9%	3.9%	13.0%	8.4%

Diluted loss per share (GAAP)	$(0.03)	$(0.08)	$(0.04)	$(0.19)

Diluted adjusted earnings (loss) per share	$0.01	$(0.01)	$0.11	$0.08
Weighted-average common shares:
Diluted GAAP	42,688	41,637	42,345	41,353

Diluted Adjusted	44,563	41,637	44,195	42,665

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Debt, including unamortized deferred financing costs	$38,743	$41,423	$46,824	$49,254
Unamortized deferred financing costs	630	700	840	910
Cash and cash equivalents	(5,340)	(4,324)	(4,508)	(5,144)
Net debt	$34,033	$37,799	$43,156	$45,020

(1) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

Net leverage ratio is defined herein as net debt divided by our trailing twelve months adjusted EBITDA.